Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 of Dynegy Acquisition, Inc. of our report dated March 14, 2006 relating to the consolidated financial statements of West Coast Power LLC, which appears in Dynegy Inc.’s Annual Report on form 10-K/A Amendment No. 1 for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

February 7, 2007